Exhibit 99.1

PRIMUS TELECOMMUNICATIONS REPORTS

FIRST QUARTER 2008 FINANCIAL RESULTS

McLEAN, VA — (MARKET WIRE) – May 5, 2008 — PRIMUS Telecommunications Group, Incorporated (OTCBB: PRTL), a global, facilities-based integrated communications services provider, today announced its results for the quarter ended March 31, 2008.

First Quarter 2008 Highlights:

•	$227 Million Net Revenue, Up $4 Million or 2% From Prior Quarter

•	$10 Million Income from Operations

•	$15 Million Adjusted EBITDA

•	$16 Million of Debt Principal Reduction

PRIMUS reported first quarter 2008 net revenue of $227 million, up $4 million from $223 million in the prior quarter and in line with the first quarter 2007. The Company reported a ($3) million net loss for the quarter, compared to net income of $2 million in the prior quarter and a net loss of ($3) million in the first quarter 2007. As a result, the Company reported ($0.02) of basic and diluted net loss per common share in the first quarter 2008, as compared to basic and diluted net income (loss) per common share of $0.01 in the prior quarter and ($0.02) in the year-ago quarter.

“We are encouraged by the results in the first quarter, particularly the sequential growth in both overall and retail revenue—a goal that we have been pursuing,” said K. Paul Singh, Chairman and Chief Executive Officer of PRIMUS. “While we recognize that a single quarter is far from a trend, we hope the results are an early indication that our targeted investments in sales and marketing and infrastructure will lead to further progress in increasing retail revenues.

“Despite the positive revenue performance in the first quarter, we believe it is premature to adjust our prior guidance of a 2% to 5% year-over-year net revenue decline. Similarly, assuming currency exchange rates remain at current levels, we confirm our prior 2008 Adjusted EBITDA guidance to be in the range of $65 million to $80 million. That outcome will be influenced by the success we achieve in our expanded sales and marketing efforts. In addition, we now expect capital expenditures for the year to be in the $25 million to $30 million range, approximately $5 million lower than our prior guidance,” Mr. Singh said.

“During the first quarter, we accomplished the following: opened new, and expanded existing, data centers in Canada and Australia; expanded the global DSLAM footprint by 35 to a total of 288 to expand the availability of our broadband services; augmented network capacity to offer higher speed DSL services in Australia and Canada; and continued growth of the Company’s direct sales force and telemarketing capabilities across its major markets,” Mr. Singh stated.

“Also, during the quarter, we purchased and retired $15 million principal amount of the Company’s outstanding debt maturing in 2009. In addition, we completed the sales of a minority equity investment in a Japanese entity and surplus fiber assets for an aggregate $3 million in cash proceeds. We continue to pursue other potential sales of select assets to improve our liquidity and narrow our geographical focus to our major franchises in the United States, Canada, Australia and Europe. However, the uncertainty in the capital markets combined with a weak overall economic outlook may extend our time horizon to meet our goal of generating $50 million in cash proceeds from assets sales, particularly if valuation parameters are not at acceptable levels,” Mr. Singh concluded.

First Quarter 2008 Financial Results

“First quarter 2008 net revenue was $227 million, up 2% or $4 million from the prior quarter and in line with the first quarter 2007. The $4 million revenue increase as compared to the prior quarter was comprised of a $3 million increase in wholesale services revenue and a $1 million increase in retail services revenue,” said Thomas R. Kloster, Chief Financial Officer. “The growth in retail services revenue reflects continued increases from high-margin broadband, VOIP, local, wireless, data and hosting revenues, which, for the first time in over nine quarters, exceeded the decline in legacy voice and dial-up Internet services revenue. We believe attaining retail revenue growth lends validity to our strategy of making network investments and shifting resources to sales and marketing.”

Net revenue from broadband, VOIP, local, wireless, data and hosting services was $60 million (26% of net revenue) for the first quarter 2008, up from $58 million (26% of net revenue) in the prior quarter—a sequential growth rate of 3%. The mix of net revenue was 82% retail (55% residential and 27% business) and 18% wholesale. The first quarter retail revenue mix of 82% compares to 82% and 80% in the prior and year-ago quarters, respectively. Geographic retail revenue mix, as a percent of total revenue, was comprised of 33% from Asia-Pacific, 30% from Canada, 7% from Europe and 12% from the United States.

Net revenue less cost of revenue was $84 million or 37.3% of net revenue in the first quarter as compared to $91 million and 40.9% in the prior quarter and $82 million and 36.3% in the year-ago quarter. The fourth quarter 2007 figure included a $6 million retroactive benefit as a result of cost determinations mandated by the Australian Competition and Consumer Commission (“ACCC”).

In April 2008, the ACCC issued a Final Determination related to unconditional local loop services connection and call diversion charges. As a result, the Company expects to receive a cash refund in June 2008 of a portion of fees previously paid plus interest, the total amount of which is still being calculated and confirmed.

Selling, general and administrative (SG&A) expense in the first quarter was $69 million (30.6% of net revenue), down $5 million from $74 million in the prior quarter (33.3% of net revenue) and up $1 million from $68 million (30.1% of net revenue) in the year-ago quarter.

Income from operations was $10 million in the first quarter 2008 (including a $3 million gain from sale of assets), an improvement of $3 million from the prior quarter and $2 million from the first quarter 2007.

First quarter 2008 Adjusted EBITDA, as calculated in the attached schedule, was $15 million, a decrease of $2 million from $17 million in the prior quarter and an increase of $1 million from $14 million in the year-ago quarter. The fourth quarter Adjusted EBITDA included the $6 million benefit from the ACCC determination.

Interest expense for the first quarter 2008 was $15 million, down slightly from the prior quarter and up from $13 million in the first quarter 2007. The increase over the year-ago quarter is attributable to the interest related to the 14  1/4% Senior Secured Notes, issued in February and March 2007.

Income tax expense for the first quarter was $2 million, which includes charges for determination of possible future tax obligations under Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” and withholding tax expense for intercompany interest and royalty fees owed by certain foreign subsidiaries.

Net loss was ($3) million in the first quarter 2008 (including a $2 million gain from early extinguishment of debt and a $2 million gain on foreign currency transactions), as compared to net income of $2 million in the fourth quarter 2007 (including a $2 million gain on foreign currency transactions), and a net loss of ($3) million in the first quarter 2007 (including a $6 million loss on early extinguishment or restructuring of debt and a $3 million gain on foreign currency transactions).

Basic and diluted net loss per common share was ($0.02) for the first quarter 2008, as compared to basic and diluted net income (loss) per common share of $0.01 and ($0.02) for the prior and year-ago quarters, respectively. Adjusted Basic and Diluted Net Loss Per Common Share, as calculated in the attached schedule, was ($0.07) for the first quarter 2008, compared to ($0.00) for the fourth quarter 2007 and ($0.05) in the year-ago quarter.

Liquidity and Capital Resources

PRIMUS ended the first quarter 2008 with a cash balance of $67 million ($56 million unrestricted) as compared to $91 million ($81 million unrestricted) as of December 31, 2007. The $25 million decrease in unrestricted cash balance is comprised of $7 million for capital expenditures primarily to fund the previously announced Australian DSLAM network expansion and the Canadian data center expansion, $16 million for interest payments, $11 million to purchase and retire $15 million principal amount of the Company’s outstanding debt maturing in 2009, $2 million for scheduled debt principal reductions, and $7 million for working capital movements. These declines are offset by $15 million of Adjusted EBITDA, and $3 million from the sale of assets.

Free Cash Flow for the first quarter 2008, as calculated in the attached schedule, was negative ($14) million (comprised of $7 million used in operating activities and $7 million utilized for capital expenditures) as compared to negative ($12) million in the prior quarter and negative ($13) million in the year-ago quarter.

The principal amount of PRIMUS’s long-term debt obligations as of March 31, 2008 was $649 million, as compared to $664 million at December 31, 2007.

The Company and/or its subsidiaries will evaluate and determine on a continuing basis, depending upon market conditions and the outcome of events and uncertainties described within any “forward-looking statement” descriptions in this release and its SEC filings, the most efficient use of the Company’s capital and resources, including investment in the Company’s network, systems, and product initiatives, purchasing, refinancing, exchanging, tendering for or retiring certain of the Company’s and/or its subsidiaries’ outstanding debt securities in privately negotiated transactions, open market transactions or by other direct or indirect means, issuing debt or equity or purchasing its equity in the open market to the extent permitted by existing covenants.

* * *

The management of PRIMUS Telecommunications Group, Incorporated will conduct a conference call and Web cast for analysts and investors to discuss first quarter 2008 results on May 5, 2008, at 5:00 PM Eastern. Participants should dial 866-802-4322 (domestic) or 703-639-1319 (international) for telephone access or go to www.primustel.com for Web cast access about ten minutes prior to the scheduled start-time. Replay information will be available following the conclusion of the live broadcasts on the Company’s Web site.

* * *

PRIMUS Telecommunications Group, Incorporated (OTCBB: PRTL) is an integrated communications services provider offering international and domestic voice, voice-over-Internet protocol (VOIP), Internet, wireless, data and hosting services to business and residential retail customers and other carriers located primarily in the United States, Canada, Australia, the United Kingdom and western Europe. PRIMUS provides services over its global network of owned and leased transmission facilities, including approximately 500 points-of-presence (POPs) throughout the world, ownership interests in undersea fiber optic cable systems, 18 carrier-grade international gateway and domestic switches, and a variety of operating relationships that allow it to deliver traffic worldwide. Founded in 1994, PRIMUS is based in McLean, Virginia.

* * *

Statements in this press release concerning revenue levels, VOIP, broadband, local, wireless, and data and hosting services prospects and the impact of targeted investments on our prospects, rates of decline in our legacy businesses, future revenue, Adjusted EBITDA and Free Cash Flow, financing/deleveraging/debt restructuring plans, future results, the telecommunications market environment, the effectiveness and profitability of new initiatives, selling, general and administrative expense and capital expenditures, changes in competitive circumstances (including pricing actions and regulatory rulings) and anticipated asset sales and liquidity constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: changes in business conditions; failure to realize future growth, including future growth related to new product and service initiatives; competitive market strategies including product bundling by competitors; new product initiatives; fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; adverse interest rate developments; faster than expected declines in core long distance voice and dial-up ISP businesses; fluctuations in prevailing trade credit terms or revenues due to the adverse impact of, among other things, telecommunications carrier bankruptcies or adverse bankruptcy related developments affecting our large carrier customers; the possible inability to raise additional capital or refinance indebtedness when needed, or at all; changes in the telecommunications or Internet industry; adverse tax rulings from applicable taxing authorities; broadband, Internet, VOIP, local, wireless, data and hosting, and telecommunications competition; a continuation or worsening of turbulent or weak financial, capital market and economic conditions; changes in service offerings or business strategies; difficulty in attracting and retaining customers; difficulty in providing VOIP services or new local, wireless, data and hosting or broadband services; adverse regulatory rulings or changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services such as VOIP; restrictions on our ability to follow certain strategies or complete certain transactions as a result of our capital structure or debt covenants; adverse impacts arising out of or as a consequence of the Company’s external auditors issuing an adverse opinion on the effectiveness of the Company’s internal control over financial reporting due to a material weakness concerning taxes; risks associated with our limited DSL, Internet, VOIP, local, wireless and data and Web hosting experience and expertise; risks associated with reliance on the cooperation of incumbent carriers; risks and delays with deploying DSLAM networks; entry into developing markets; the possible inability to hire and/or retain qualified sales, technical and other personnel, and to manage growth; risks associated with international operations; dependence on third parties to enable us to expand and manage our global network and operations and to provide local, wireless, data and hosting, and broadband services as well as to migrate customers; and the outbreak or escalation of hostilities or terrorist acts and adverse geopolitical developments. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult the discussion of risks and uncertainties under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Short and Long-Term Liquidity Considerations and Risks”; and “–Special Note Regarding Forward-Looking Statements” contained in our annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission.

This release includes certain non-GAAP financial measures as defined under SEC rules, which include Adjusted EBTIDA, Adjusted Diluted Income (Loss) Per Common Share, and Free Cash Flow. As required by SEC rules, we have provided a reconciliation of these measures to the most directly comparable GAAP measures, which is contained in the tables to this release and on our website at www.primustel.com.

Additionally, information regarding the purpose and use for these non-GAAP financial measures is set forth with this press release in our Current Report on Form 8-K filed with the SEC on May 5, 2008, and available on our website.

For more information:

John DePodesta

Executive Vice President

PRIMUS Telecommunications Group, Incorporated

703 748-8050

ir@primustel.com

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended March 31,
	2008	2007
NET REVENUE	$226,601	$227,020

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation shown below)	142,105	144,656
Selling, general and administrative	69,453	68,333
Depreciation and amortization	7,961	6,557
(Gain) loss on sale or disposal of assets	(2,580)	8

Total operating expenses	216,939	219,554

INCOME FROM OPERATIONS	9,662	7,466

INTEREST EXPENSE	(15,193)	(13,434)
ACCRETION ON DEBT DISCOUNT, NET	(30)	(298)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	2,310	(5,959)
INTEREST AND OTHER INCOME	965	1,496
FOREIGN CURRENCY TRANSACTION GAIN	1,707	2,974

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(579)	(7,755)
INCOME TAX EXPENSE	(2,420)	(1,005)

LOSS FROM CONTINUING OPERATIONS	(2,999)	(8,760)

INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	160
GAIN FROM SALE OF DISCONTINUED OPERS., net of tax	—	5,958

NET LOSS	$(2,999)	$(2,642)

BASIC AND DILUTED LOSS PER COMMON SHARE:
Loss from continuing operations	$(0.02)	$(0.08)
Income from discontinued operations	—	0.00
Gain from sale of discontinued operations	—	0.06

Net loss	$(0.02)	$(0.02)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	142,633	114,133

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEET

(in thousands)

(unaudited)

March 31, 2008
Cash and cash equivalents	$55,875
Restricted cash	980
Accounts receivable, net	114,489
Other current assets	20,417

TOTAL CURRENT ASSETS	191,761

Restricted cash	10,332
Property and equipment, net	143,938
Goodwill	39,753
Other intangible assets, net	1,227
Other assets	38,586

TOTAL ASSETS	$425,597

Accounts payable	$65,477
Accrued interconnection costs	45,236
Deferred revenue	15,737
Accrued expenses and other current liabilities	49,038
Accrued income taxes	31,342
Accrued interest	10,620
Current portion of long-term obligations	10,673

TOTAL CURRENT LIABILITIES	228,123

Non-current portion of long-term obligations	648,928
Other liabilities	50

TOTAL LIABILITIES	877,101

Stockholders’ deficit	(451,504)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$425,597

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
NET INCOME (LOSS)	$(2,999)	$1,514	$(2,642)
Share-based compensation expense	62	62	58
Depreciation and amortization	7,961	9,306	6,557
(Gain) loss on sale or disposal of assets	(2,580)	780	8
Interest expense	15,193	15,679	13,434
Accretion on debt discount, net	30	38	298
Income tax (benefit) expense	2,420	(5,705)	1,005
(Gain) loss on early extinguishment or restructuring of debt	(2,310)	(258)	5,959
Foreign currency transaction gain	(1,707)	(2,406)	(2,974)
Interest and other income	(965)	(2,006)	(1,496)
Income from discontinued operations, net of tax	—	—	(160)
Gain from sale of discontinued operations, net of tax	—	—	(5,958)

ADJUSTED EBITDA	$15,105	$17,004	$14,089

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF DILUTED NET INCOME (LOSS) PER COMMON SHARE TO

ADJUSTED DILUTED NET LOSS PER COMMON SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS - DILUTED	$(2,999)	$1,514	$(2,642)
ADJUSTMENT FOR INTEREST EXPENSE ON DILUTIVE SHARES	—	—	—

NET INCOME (LOSS)	(2,999)	1,514	(2,642)
Add:
(Gain) loss on sale or disposal of assets	(2,580)	780	8
(Gain) loss on early extinguishment or restructuring of debt	(2,310)	(258)	5,959
Foreign currency transaction gain	(1,707)	(2,406)	(2,974)
Income from discontinued operations, net of tax	—	—	(160)
Gain from sale of discontinued operations, net of tax	—	—	(5,958)

ADJUSTED NET LOSS	$(9,596)	$(370)	$(5,767)

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	142,633	189,578	114,133
DILUTIVE WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	—	(46,945)	—

ADJUSTED DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	142,633	142,633	114,133

DILUTED NET INCOME (LOSS) PER COMMON SHARE	$(0.02)	$0.01	$(0.02)

ADJUSTED DILUTED NET LOSS PER COMMON SHARE	$(0.07)	$(0.00)	$(0.05)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

TO FREE CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(7,528)	$3,301	$(6,820)
Net cash used in purchase of property and equipment	(6,858)	(15,028)	(6,391)

FREE CASH FLOW	$(14,386)	$(11,727)	$(13,211)